Exhibit 10.9

     LEASE AGREEMENT

     Between

     Rensselaer Polytechnic Institute

     (Landlord)

     and

     MapInfo Corporation

     (Tenant)

                                                                                 Space: 60,000 square feet                                                                                                 Date of Lease Signing:                                      Target Occupancy Date: November 1, 1995

                                   Address of Tenant:

                                   MapInfo Corporation

                                   Global View, Building II

                                   Troy, NY 12180

     TABLE OF CONTENTS

Paragraph                                             Page

               SUMMARY

      1          PREMISES     1

      2          TERM          1

      3          BASE RENT     1

      4          SECURITY DEPOSIT     2

      5          ADDITIONAL RENT     2

      6          USE     3

      7          LANDLORD'S MAINTENANCE     4

      8          TENANT'S MAINTENANCE     5

      9          PARKING     5

     10          ALTERATIONS     5

     11          SIGNS          6

     12          INSPECTION     6

     13          ASSIGNMENT AND SUBLETTING     7

     14          FIRE AND CASUALTY     7

     15          LIABILITY     8

     16          CONDEMNATION     10

     17          HOLDING OVER     11

     18          QUIET ENJOYMENT     11

     19          DEFAULT     11

     20          LANDLORD'S REMEDIES     11

     21          MORTGAGE SUBORDINATION     13

     22          NEW OWNER     13

     23          MECHANIC'S LIENS     14

     24          NOTICES     14

     25          BUSINESS INTERRUPTION     14

     26          DELIVERY OF GOODS     14

     27          NONDISCRIMINATION     14

     28          WAIVER OF JURY     15

     29          LANDLORD REFUSAL TO CONSENT     15

     30          WAIVER OF REDEMPTION     15

     31          ENTIRE AGREEMENT     15

     32          DESIGN AND OPERATIONS MANUAL     15

     34          CAPTIONS, DELETIONS     15

     ADDENDUM "A" - TENANT'S OPTION TO PURCHASE

           FACILITY AND LEASE LAND

     ADDENDUM "B" - TENANT'S RENEWAL AND EXPANSION

OPTIONS

               ADDENDUM "C" - DESCRIPTION OF PREMISES/SUMMARY

           OF PROJECT SCOPE

               ADDENDUM "D" - AGREEMENT REGARDING DESIGN AND

                OPERATIONS MANUAL

SCHEDULE "A" - BASE RENT AND ADDITIONAL RENT

EXHIBIT "A" - FLOOR PLAN

EXHIBIT "B" - DEVELOPMENT CONCEPT

                         SUMMARY PAGE

     This page summarizes operational information from the body of the lease for the convenience of the Tenant and Landlord. In the event of a conflict between information contained herein and that contained in the body of the lease, the terms of the body of the lease shall prevail:

     1.     Tenant:      MapInfo Corporation

     2.     Location: Global View, Building II

     3.     Space:      60,000 square feet

     4.     Term:      Ten years from the date of occupancy - Target occupancy date

November 1, 1995

     5.     Base Rent and Additional Rent:

               See attached Schedule "A"

     6.     Special Features:

a)     Tenant's Option to Purchase Facility and Lease

               Land - Addendum "A"

          b)      Tenant's Renewal and Expansion Options - Addendum "B"

          c)     Description of Premises/Summary of Project Scope - Addendum "C"

          d)     Agreement Regarding Design & Operations Manual - Addendum "D"

          e)      Base Rent and Additional Rent Cost Schedules for term of Lease - Schedule "A"

          f)      Floor Plan - Exhibit "A"

          g)     Development Concept - Exhibit "B"

     LEASE AGREEMENT

     This lease agreement is entered into between Rensselaer Polytechnic Institute ("Landlord") and MapInfo Corporation (hereinafter referred to as MapInfo) ("Tenant").

     1.     PREMISES: Landlord hereby leases to Tenant premises on Lot 21 at Global View, Building II in the Rensselaer Technology Park ("Park") more particularly described on Exhibit "A" attached hereto and incorporated herein ("premises"). Lease of the premises is subject to the terms and conditions of this agreement. 60,000 square feet have been attributed to premises. Whenever reference is made herein to Tenant's pro rata share based upon square feet of premises, this number shall define square feet of premises.

     2.     TERM: The term of the lease shall start on the day of occupancy and end ten years later except as specified in Section 2B. See Addendum "A" regarding Tenant's option to purchase premises and lease land. See Addendum "B" regarding Tenant's renewal and expansion options. See Exhibit "B" for overall Development Concept of Lot 21.

          A. Landlord has made no representations as to the repair of premises or promises to alter, remodel or improve premises, except as set forth in this Lease Agreement and Addendum "C" herein. Tenant's taking possession of premises shall conclusively show that premises are in good and satisfactory condition.

          B. The occupancy date of premises is targeted to be on November 1, 1995. If premises are not ready for occupancy for any reason on November 1, 1995 Landlord shall not be in default. Tenant must have 30 days notice of any delay of completion date. After November 1, 1995 Tenant shall accept possession when Landlord is able to deliver premises. At the time of delivery of premises, Landlord shall supply to Tenant a copy of the temporary or permanent Certificate of Occupancy. The term of this lease shall then begin on the date of delivery, but the termination date of the lease shall not be affected. Landlord hereby waives payment of rent covering any period prior to tendering of possession of premises to Tenant. On the date the lease term begins, Tenant shall execute and deliver to Landlord a letter of acceptance of delivery of premises.

     3.     BASE RENT: Tenant shall pay annual rent in equal monthly installments payable in advance on the first day of the month. See the attached Schedule "A" for rent during the term of the Lease.

     4.     SECURITY DEPOSIT: Tenant shall deposit with Landlord

one month's base rent as security for the full and faithful performance by Tenant of all required obligations of this lease. The security deposit shall be deposited in an interest bearing account with the interest to accrue to the benefit of Tenant and returned to Tenant after the expiration of this lease if Tenant has fully and faithfully complied with all of its obligations. Interest earned shall be provided directly to Tenant at the close of each calendar year for the term of the Lease. If Tenant does not fully comply with the conditions of this Lease, Landlord may use the security to pay any amounts owed by Tenant, including damages.

     5.     ADDITIONAL RENT: In addition to base rent, Tenant shall pay the following as additional rent:

          A. Tenant shall pay its pro rata share of disbursements paid by Landlord for building and appurtenant grounds directly related to the premises including (without limitation) Tenant's proportional share of: 1) real property taxes, including all taxes, assessments, special assessments, levies and government charges of any kind and nature whatever (collectively, "taxes") levied, assessed or payable against building and appurtenant grounds; 2) insurance; 3) landscape maintenance including regular mowing of grass, trimming, weed removal and general landscaping of appurtenant grounds; 4) snow plowing; 5) common area utilities, including (without limitation) parking area lighting; 6) water and sewer charges; 7) administration expenses; 8) parking lot maintenance and cleaning; and 9) other operating costs.

          B. Tenant shall pay Landlord additional rent due hereunder in monthly installments as follows:

           i.     Tenant shall pay such costs according to Landlord's estimate of what they will be, which Landlord shall calculate once a year. Payment shall be made monthly in advance, together with basic rental payments.

ii. For the first year of this Lease, Landlord has estimated such disbursements to be at a maximum of $1.50 per square foot. This sum includes only costs set forth in paragraph 5.A herein.

iii. After the close of Landlord's fiscal year, Landlord shall prepare a

statement of actual costs (currently called Report of Actual           Operating Costs) for the building in which the premises are located and appurtenant grounds.

iv. A copy of the Report will be furnished to Tenant, and will set forth

Tenant's actual operating costs, as well as any additional operating costs for which the Tenant is responsible pursuant to paragraph 5.B herein for which Tenant has not already repaid Landlord. This Report may be subject to an accountant's review.

v. Tenant shall receive a credit against its share of such costs for additional rent actually paid by it to Landlord. If the sum of Tenant's additional rent payments hereunder is less than the disbursements actually made by Landlord, the Tenant will be billed for the additional amounts for which it is responsible. Tenant shall pay such bill within thirty (30) days after it is rendered. If the sum of Tenant's additional rental payments is greater than the actual disbursements made by Landlord, Tenant shall receive a credit against its next month's or months' additional rental obligation.

          D. Tenant is responsible for paying all charges for its own use of utilities, which are separately metered. Tenant shall have electric and gas meters assigned to its name and shall pay its electric and gas bills directly to the utility company. Premises lighting, outlets, heating, air conditioning and ventilation are included in Tenant's separately billed utilities.

          E. If Tenant fails to pay rent or additional rent when due, such overdue payment shall bear interest at the rate of thirteen percent (13%) per year from the date when the same was payable until the same shall be paid by Tenant. Such late charge shall be in addition to (and not in limitation of) all of Landlord's other rights and remedies hereunder or at law. Such charge shall not be considered liquidated damages.

     6.     USE:

          A. The premises shall only be used for: research, development, testing, receiving, storing, shipping and selling (other than retail) technology related products, materials and merchandise (collectively, "Products") made and/or distributed by Tenant, and ordinary and necessary incidental activities such as, holding training classes. Outside storage (including, without limitation, all motor vehicles such as trucks or trailers) is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for its use of premises.

          B. Tenant shall comply with all federal, state and local laws, codes, ordinances, regulations, rules, orders and directives (collectively, "regulations"), including all environmental, energy and zoning regulations. Tenant at its sole expense shall promptly comply with all regulations for the correction, prevention and abatement of nuisances in, upon, or connected with premises directly caused by Tenant.

          C. Tenant shall not permit any objectionable, unpleasant or dangerous odors, smoke, dust, gas, emission, noise or vibrations to emanate from premises, nor permit any activity upon premises which would constitute a nuisance or would disturb or endanger any other tenant of the Park.

          D. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable or which has been listed by the Environmental Protection Agency as being an actual or suspected carcinogen. Tenant shall not permit premises to be used in any manner which would render the insurance thereon void or in the judgment of the insurer make the insurance risk more hazardous than previously (causing an increase in premiums) or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.

     7.     LANDLORD'S MAINTENANCE: Landlord shall at its expense

maintain only the roof, electrical service and mechanical systems (plumbing and sprinkler systems, excluding the heat, ventilation and air conditioning system), foundation and the structural soundness of the exterior walls (including windows, glass, doors or entries) of the building in good repair, reasonable wear and tear excepted. Landlord shall provide copies of warranty agreements to Tenant for Tenant's benefit. Provided, however, Tenant shall repair and pay for any damage caused by Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. Tenant shall immediately give Landlord written notice of any defects or need for repairs for which Landlord is responsible, and Landlord will remedy such defect or make such repair within seven (7) days of such notice unless such remedy or repair cannot be completed within seven (7) days, in which event Landlord will commence the remedy or repair within seven (7) days of notice and diligently pursue the remedy or repair to completion. Landlord shall act reasonably in determining whether a repair, maintenance or curing of defect is necessary. Landlord's liability hereunder shall be limited to the cost of such repairs, maintenance or curing of defect. Nothing set forth herein shall be construed as a limitation of Landlord's or Tenant's liability for its negligent acts or omissions. Tenant cannot be held to be in default of the Lease if Tenant makes repairs to the building after Landlord fails to make repairs or commence repairs within seven (7) days of notice from Tenant. Landlord will reimburse Tenant for the reasonable cost of such repairs.

     8.     TENANT'S MAINTENANCE:

          A. Tenant shall, at its own cost and expense, keep and maintain all parts of the premises (except those for which Landlord is expressly responsible under the terms of this Lease)

clean and in good condition. Cleaning services are required to be performed on a regular basis and shall include vacuuming floors, dusting surfaces and removing trash. In the event Tenant fails to carry out required maintenance, and upon written notice from Landlord, Tenant authorizes Landlord to arrange for, at Tenant's expense, Tenant's required cleaning, repair and replacement of premises, including (without limitation): interior windows, glass, doors, any special office entry, interior walls and finished work, floors and floor covering, dock boards, truck doors, dock bumpers, plumbing work and fixtures, pest extermination, regular removal of trash and debris, keeping the whole of premises in clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant hereto, except that Tenant shall, at Tenant's own expense, repair all damages caused by the negligence of the Tenant or its employees, agents or invitees.

          B. Tenant shall not damage any wall or disturb the integrity and support provided by any wall. Tenant shall, at its own cost and expense promptly repair any damage or injury to any part of the building or grounds caused by Tenant or its employees, agents or invitees, normal wear and tear excepted.

9. PARKING: Parking shall be provided in compliance with Rensselaer Technology Park standards and Town zoning requirements.

10.     ALTERATIONS:

          A. Tenant shall not make any substantial alterations, additions or improvement to the premises (including roof and wall penetrations) without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workman like manner make alterations, additions or improvements, or erect such shelves, bins, machinery and fixtures as it may deem advisable, so long as such comply with all regulations and do not substantially alter the basic character of, or overload or damage, the building or improvements.

          B. All alterations, additions and improvements erected by Tenant shall be Tenant's property during the term of this Lease. Prior to expiration of this Lease, Tenant shall (unless Landlord otherwise elects as provided herein) remove all alterations, additions and improvements erected by Tenant and restore premises to their original condition by the date of lease termination or upon earlier vacating of premises. However, Landlord shall have the right to elect, during the thirty (30) days prior to termination or earlier vacating of premises, that any such alterations, additions and improvements shall become the property of Landlord as of the date of termination or upon earlier vacating of premises, and that they shall not be removed by

Tenant. Items installed by Tenant which can be moved and reused such as the security system and telephone cable network shall remain the property of Tenant unless Landlord wishes to purchase them at a mutually agreed upon price.

          C. All removals and restoration to original condition shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural quality of premises or building.

11.     SIGNS: Tenant shall not erect any signs upon premises without prior written approval of Landlord. This prohibition shall extend, without limitation, to space within premises visible from the outside of the building. Landlord shall not unreasonably withhold its approval if the proposed sign is consistent with the Park design and operations manual as the same may be changed from time to time. Electric power shall be available for exterior signs. See Addendum "D" Regarding Design and Operations Manual.

12.     INSPECTION: Landlord, its agents and representatives, shall have the right to enter and inspect premises:

          A. any time, with reasonable notification, during business hours for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be herein required of or permitted to Landlord; and

B. any time in the event of an emergency, to be determined in Landlord's sole discretion; and

C. during the one-hundred and twenty (120) days in advance of expiration of this

Lease, at any time, with reasonable notification, during business hours to show premises. During such one-hundred and twenty (120) days, Landlord shall have the right to erect on premises a suitable sign stating that premises are available.

          D. Tenant shall meet with Landlord on premises for a joint inspection of premises thirty (30) days prior to vacating. If Tenant fails to arrange for such joint inspection,

Landlord's inspection at or after Tenant's vacating premises shall determine Tenant's responsibility for repairs and restoration.

          E.     Landlord shall at all times have a key to all locks to premises. Tenant shall not change or install any locks without Landlord's prior approval for consistency with Landlord's master key.

13.     ASSIGNMENT AND SUBLETTING:

          A. Tenant shall not assign this Lease or sublet the whole or any part of premises or permit the use of premises by anyone other than Tenant, without prior written consent of Landlord which shall not be unreasonably withheld. If Landlord consents to such, Tenant shall no longer remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all its other obligations hereunder. Any sublease or assignment by Tenant shall contain the same material terms and conditions as this Lease.

          B. In the event of default (defined at paragraph 19 herein), if premises or any part thereof have been assigned or sublet, Landlord, in addition to any other remedies provided herein or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder. Such collections, if any, shall not be a novation or a release of Tenant from any performance of Tenant's obligation hereunder except so much of rent due as is so collected.

14.     FIRE AND CASUALTY:

          A. Landlord shall maintain standard fire and extended coverage insurance covering the building at which premises are a part in an amount of not less than one hundred (100%) percent of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto. Such coverage shall insure against the perils of fire, lightning, and extended coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for New York State. Subject to the other provisions in this paragraph 14, such insurance shall be for the sole benefit of Landlord and under its sole control.

B. If premises should be damaged or destroyed by fire, wind or other casualty,

Tenant shall give Landlord immediate written notice thereof. If premises have been destroyed, or in Landlord's judgment damaged beyond usability, this lease, at the option of Landlord,

exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by written notice to Tenant and the rent shall be abated during the unexpired portion of this lease (effective upon the date of the occurrence of such damage or destruction). If the damage to premises renders more than seventy-five (75%) percent of premises unusable, this Lease, at the option of Tenant, exercised within a reasonable time after the occurrence of the damage, may be cancelled and terminated by written notice to Landlord and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage or destruction. No damages shall be payable to Tenant upon such cancellation and termination of this lease, except that Tenant shall be reimbursed for any prepaid rent.

          C. If Landlord does not choose to terminate, but rather decides to repair or rebuild premises, the rent payable hereunder during the period in which all or a portion of premises are not tenantable shall be reduced in the same proportion as the premises rendered untenantable bears to the entire premises. At the completion of such repair or rebuilding, rent shall resume for the full amount herein set forth for the remainder of the term of the lease. Repairs or rebuilding shall restore the building to its original condition prior to the damage or destruction.

          D. If any holder of an instrument (defined at paragraph 21 herein) requires that the insurance proceeds be applied to pay off the indebtedness evidenced by that instrument, Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within seven (7)days after such requirement is made by any such holder. In such event, Tenant shall vacate the premises within sixty (60) days after it receives written notice of termination from Landlord, and all rights and obligations hereunder shall cease and terminate, except for any payments previously due and owing from Tenant to Landlord.

          E. To the extent that either party has insurance payable to it under any policy of insurance (directly or by subrogation), the other party is hereby released from any claim for loss or damage to property caused by fire or other peril, but only if the releaser's insurance policy (or policies) contains a clause or endorsement to the effect that any such release shall not adversely affect or impair the policy or prejudice the right of the releaser to recover under the policy.

           This release shall be effective even if the loss or damage is caused by fault or negligence of the party released, or anyone for whom it is responsible, but this release is effective only to the extent and limit of the proceeds payable under the releaser's insurance policy.

15.     LIABILITY:

          A. Covenants not to sue.

i. Tenant shall not commence an action, interpose a counterclaim, or implead Landlord for any injury to person or damage to property on or about premises resulting from and/or caused in part or whole by: 1) the negligence or misconduct of Tenant, its directors,

officers, agents, servants or employees, or of any other person entering upon premises for Tenant's purposes; or 2) Tenant's failure to repair; or 3) leakage of gas, oil, water or steam or

electricity emanating from premises prior to or within 2                     working days after notification to Landlord                     by Tenant or Tenant's agent.

ii. Landlord shall not commence an action, interpose a counterclaim,

or implead Tenant for any injury to person or damage to property on or about premises resulting from and/or caused in part or whole

by: 1) the      negligence or misconduct of Landlord, its directors,

officers, agents, servants or employees, or of any other person

entering      upon premises for Landlord's purposes; or 2) Landlord's

failure to repair; or 3) leakage of gas, oil, water or steam or

electricity      emanating from premises due to Landlord's act or

omission.

          B. Indemnification.

               i.     Tenant shall at all times indemnify and hold harmless Landlord, its Trustees, officers, employees and agents, from any loss, liability, claims, suits, costs, expenses (including, without limitation, attorneys fees)and damages, (actual or punitive), arising out of any personal injury or property damage associated with premises resulting from Tenant's negligence, gross negligence, recklessness, or willful acts or omissions, except for personal injury or property damage caused by gross negligence of Landlord or (but only if Tenant has duly notified Landlord of the need for repair) failure of Landlord to repair any part of premises which Landlord is obligated to repair and maintain hereunder.

               ii.     Landlord shall at all times indemnify and hold harmless Tenant, its Trustees or Directors, officers, employees and agents, from any loss, liability, claims, suits, costs, expenses (including, without limitation, attorneys fees) and damages, (actual or punitive), arising out of any personal injury or property damage associated with premises resulting from Landlord's negligence, gross negligence, recklessness, or willful acts or omissions, except for personal injury or property damage caused by gross negligence of Tenant or (but only if Landlord has duly notified Tenant of the need for repair) failure of Tenant to repair any part of the premises which Tenant is obligated to repair and maintain hereunder.

iii. Notwithstanding the foregoing language in Section 15.B.ii, Landlord shall at all times indemnify and hold harmless Tenant, its Trustees or Directors, officers, employees and agents, from any loss, liability, claims, suits, costs, expenses (including, without limitation, attorneys fees) and damages (actual and punitive),

arising out of any environmental contamination at Rensselaer

Technology Park not caused by, or resulting from, any act or omission of Tenant, its past or present Trustees or Directors,

officers, employees or agents.

B. Tenant shall at all times indemnify and hold harmless Landlord, its Trustees or Directors, officers, employees and agents, from any loss, liability, claims, suits, costs, expenses (including, without limitation, attorneys fees) and damages (actual and punitive), arising out of any environmental contamination at Rensselaer Technology Park caused by, or resulting from, any act or omission of Tenant, its past or present Trustees or Directors, officers, employees or agents. Tenant agrees that the foregoing environmental indemnification language contained in this section is a material term and any sublease or assignment of this Lease will provide Landlord with the same environmental indemnification.

B. Liability Insurance. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance at its sole cost and expense, insuring Tenant against all claims, demands or actions arising out of or in connection with: (i) premises; (ii) the condition of premises; (iii)Tenant's operations, maintenance and use of premises; and (iv)all assumed contractual liability.

The limits of such policy or policies shall be in aggregate amounts of no less than Two Million ($2,000,000) Dollars. Tenant shall name Landlord and Tenant as insured. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Evidence of such insurance shall be provided to Landlord prior to the commencement date of this Lease.

B. CONDEMNATION: In the event premises, or any portion thereof, shall be taken by Eminent Domain (or by private purchase in lieu thereof) the proceeds of such taking or purchase shall exclusively belong to Landlord.

B. This Lease shall not terminate so long as Tenant can still carry on its business on premises but rental shall abate in proportion to space taken.

B. This lease shall terminate if it is impossible by reason of such taking or purchase for Tenant to still carry on its business on premises.

17. HOLDING OVER: At the termination of this Lease Tenant shall yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, the hold over tenancy shall be a month-to-month tenancy subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice. All other terms and provisions of this Lease shall be applicable during the hold over tenancy, except that Tenant shall pay Landlord as rental through the period of any hold over an amount equal to the base rent and additional rent in effect on termination date. Such rental shall be computed on a daily basis for each day of the hold over period. If Tenant holds over without Landlord's consent, Tenant shall pay Landlord as rental through the period of any hold over an amount equal to one and one-fifth times the base rent and additional rent in effect on termination date. No holding over by Tenant, whether with or without consent of Landlord, shall extend this Lease except as otherwise expressly provided herein. This paragraph may not be interpreted for any purpose as a consent by Landlord to any hold over by Tenant or as a prohibition against Landlord and Tenant agreeing to renew this Lease at the rental rate in effect at the end of the initial lease term.

18.     QUIET ENJOYMENT: Subject to all rights of mortgagees, as set forth in paragraph 21 herein, Landlord covenants that:

          A. It now has, or will have before Tenant takes possession of the premises, good title to the premises. Such title is or shall be free and clear of all liens and encumbrances, except for liens for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, regulations as defined herein, and easements, restrictions and other conditions of record.

          B. Landlord has full right and authority to enter into this Lease.

          C. Tenant, upon paying rent as required, and performing its other obligations, shall peaceably and quietly have, hold and enjoy the premises for the term without hindrance or molestation from Landlord.

19.     DEFAULT: The following shall be events of default by Tenant under this Lease:

          A. Tenant's failure to pay any installment of rent or additional payments required by this lease when due, and the continuation of such failure for a period of fifteen (15) days from the due date; or

          B. Tenant's failing to comply with any other term, provision or covenant of this Lease and not curing such within thirty (30) days after written notice thereof.

20.     LANDLORD'S REMEDIES: If Tenant defaults Landlord may pursue any one or more of the following remedies:

A. If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent, or if premises become vacant or deserted or are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees, then upon Landlord serving a written thirty (30) days notice upon Tenant specifying the nature of the default and upon the expiration of the thirty (30) days notice, if Tenant shall have failed to comply with or remedy such default, or if the default or omission complained of shall be of a nature that it cannot be completely cured or remedied within the thirty (30) day period, and if Tenant shall not have diligently commenced curing the default within the thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure the default, then Landlord may serve a written three (3) days notice of cancellation of this lease upon Tenant, and upon the expiration of the three (3) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of the three (3) day period were the day definitely fixed in this lease for its end and expiration, Tenant shall then quit and surrender the premises to Landlord but Tenant shall remain liable as hereinafter provided.

          B.     If the notice provided for in paragraph 20A herein shall have been given, and the term expires as aforesaid; or if Tenant shall default in the payment of rent or additional rent; or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of the lease, of which fact Landlord shall be the sole judge; then and in any of such events Landlord may without notice reenter the premises either by force or otherwise, and dispossess Tenant (and the legal representative of Tenant or other occupant of premises) by summary proceedings or otherwise, and remove their effects and hold the premises as if the lease had not been made. If Tenant shall default prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate the renewal or extension by written notice at least sixty (60) days prior to cancellation.

          C. In the event of a termination and removal as set forth herein, Landlord may:

i) relet the premises and receive rent therefore Tenant shall pay to

Landlord on demand any deficiency between rent under this Lease and the reletting. If Landlord relets the premises at a greater rental, such excess shall be the sole property of Landlord, and Tenant hereby waives any claim to such relet excess rent; and

ii) perform Tenant's obligations under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which

Landlord incurs in fulfilling Tenant's obligations.

          D.     Exercise of any of the remedies set forth herein or otherwise provided by law shall not constitute a forfeiture or waiver of any rent or other payments due to Landlord, or of any damages accruing to Landlord; nor shall any act of Landlord hereunder be deemed an acceptance of surrender of premises. Only a writing signed by Landlord shall constitute a valid acceptance of surrender of premises.

          E. Landlord's acceptance of any rent or other payments hereunder after a default by Tenant shall not be deemed a waiver of such default unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce a remedy shall not be a waiver of default or of Landlord's right to enforce any remedy with respect to that default or any later default.

21.     MORTGAGE SUBORDINATION:

          A.     Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust, mortgage modifications, extensions and additions (collectively,

"instruments") now or at any time hereafter constituting a lien or charge upon the premises or improvements thereon. Tenant shall at any time hereafter and as often as requested to do so on demand execute any documents which may be required by any holder of an instrument for the purpose of subjecting and subordinating this Lease to the lien of any such instrument.

          B.     The subordination of this Lease to any instruments now or hereafter constituting a lien or charge upon the premises or improvements thereon is conditioned on Landlord, Tenant and any present or future holder of such lien or charge (a "lienholder") entering into a subordination, non-disturbance and attornment agreement ("SNDA Agreement") in the form of the model SNDA Agreement prepared by the Commercial Leasing Committee of the New York State Bar Association Real Property Section. Landlord and Tenant hereby agree to execute such SNDA Agreement with any such lienholder; provided, however, that if the lienholder requires any modification of the above-referenced model SNDA Agreement before the lienholder will execute the agreement, Landlord and Tenant will agree to such modification as long as it is reasonable.

22.     NEW OWNER: If Landlord shall sell, assign, or convey its right, title and interest in premises to another (called herein, "new owner"), this Lease shall continue in full force and effect; Tenant shall in all respects recognize the new owner as its Landlord under this Lease, paying all rents and complying with all terms of this Lease. In such event, Landlord shall turn over Tenant's security deposit, if any, to the new owner.

Landlord's liability to return same to Tenant shall then cease, and the new owner shall then be obligated to return the security deposit to Tenant subject to the terms and conditions of this

Lease. The new owner shall have all of Landlord's rights and shall assume all of Landlord's obligations hereunder.

23.     MECHANIC'S LIENS: Tenant shall have no authority, express or implied, to create, place or allow any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises. Any claim or lien shall affect and attach to, if at all, only the leasehold interest granted to Tenant by this agreement. Tenant shall pay all sums legally due and payable by it on account of any labor performed on premises. Tenant shall indemnify and hold Landlord harmless from any and all loss, costs or expense (including, without limitation, reasonable legal fees) based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in premises, caused by Tenant's acts and omissions, whether such claims or liens are rightfully or wrongfully brought or filed. In case an action should be filed or threatened to be filed regarding the subject of indemnification under this paragraph, Landlord agrees that Tenant may employ an attorney of Tenant's own selection to appear and defend the action or threatened action and that Tenant shall control such defense, including but not limited to the terms of any settlement of such action.

24.     NOTICES: Tenant shall send all rent or required notices by hand-delivery or by registered mail to Landlord at 100 Jordan Road, Troy, New York, 12180. Landlord shall provide any notice to Tenant by hand-delivery or registered mail at The Rensselaer Technology Park, One Global View, Troy, New York 12180,or as Tenant may otherwise designate in writing. Any notice or payment made shall be deemed delivered when actually received and not when deposited in the mail. Notices provided by Landlord's attorney shall be as effective as if provided by Landlord itself.

25.     BUSINESS INTERRUPTION: Landlord shall not be responsible to Tenant for any damages or inconvenience caused by interruption of business or inability to occupy premises for any reason whatsoever, except for Landlord's negligence or failure to perform any obligations under this Lease.

26.     DELIVERY OF GOODS: All deliveries to and shipments from Tenant are the sole responsibility of Tenant. Tenant shall provide that such do not disrupt any other tenant of the Park. Landlord, in its sole discretion, may reasonably regulate such deliveries and shipments to prevent disturbance to other tenants of the Park.

27.     NONDISCRIMINATION: Tenant shall use its best efforts not to discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin or in any other way prohibited by law. Tenant shall act affirmatively to ensure that applicants are employed, and employees treated during employment, without regard to race, color, religion, sex or national origin or other discrimination prohibited by law. Such nondiscrimination shall include, without limitation: employment, promotion, demotion, transfer, recruitment, advertising, lay-off, termination, rates of pay or other forms of compensation, selection or training, including apprenticeship.

28.     WAIVER OF JURY: Landlord and Tenant waive trial by jury in any matter pertaining to this Lease (except for a personal injury or property damage claim).

29.     LANDLORD REFUSAL TO CONSENT: If Landlord is required to give reasonable consent in any matter hereunder (rather than such consent being in Landlord's sole discretion), and Landlord refuses to consent, Tenant's sole remedy shall be to apply to an appropriate court to request that Landlord be directed to give its consent.

30.     WAIVER OF REDEMPTION: Tenant waives all rights to redeem under any law of the State of New York after a warrant has been issued in a summary proceeding brought by Landlord against Tenant to recover possession of premises.

31.     ENTIRE AGREEMENT: Both parties have read this Lease and understand that it sets forth their entire agreement. This Lease may be changed only by an agreement in writing duly signed and acknowledged by an officer of each party and delivered to each party.

32. DESIGN AND OPERATIONS MANUAL: Tenant has read the design and operations manual of the Rensselaer Technology Park, which is hereby incorporated by reference. See Addendum "D" with respect to Tenant's and Landlord's Agreement Regarding the Design and Operations Manual.

33. CAPTIONS, DELETIONS: Headings and captions used in this Lease are for the convenience of reference only, and are not deemed to modify any of the legal rights of the parties. Deleted provisions may not be used in interpreting the rights of the parties hereunder. Each party shall have all rights which it would have had, at law or otherwise, as if deleted provisions had never been a part hereof.

TENANT                                   LANDLORD

MAPINFO CORPORATION                    RENSSELAER POLYTECHNIC

                                   INSTITUTE

BY: ____________________      BY: ________________________________

POSITION: ________________      POSITION: VP, Finance

DATED: _________________      DATED: ____________________________

                                   BY: ________________________________

                                   POSITION: Director, RTP

                                   DATED: ____________________________

STATE OF NEW YORK )

COUNTY OF ) ss.:

     On this day of , 20 before me personally came to me known, who being by me duly sworn, did depose and say that (s)he resides at ; that (s)he is the of the corporation described in and which executed the above

instrument; and that (s)he signed (her)his name thereto by order of the Board of Directors of said corporation.

                                    ________________________

                                   Notary Public

STATE OF NEW YORK )

COUNTY OF RENSSELAER) ss.:

     On this day of , 20 before me personally came to me known, who being by me duly sworn, did depose and say that (s)he resides at ; that (s)he is the of Rensselaer Polytechnic Institute, the corporation described in, and which executed the above instrument; and that (s)he signed (her)his name thereto by order of the Board of Directors of said corporation.

                                    ________________________

                                   Notary Public

STATE OF NEW YORK )

COUNTY OF RENSSELAER) ss.:

     On this day of , 20 before me personally came to me known, who being by me duly sworn, did depose and say that (s)he resides at ; that (s)he is the of Rensselaer Technology Park/Rensselaer Polytechnic Institute, the corporation described in, and which executed the above instrument; and that (s)he signed (her)his name thereto by order of the Board of Directors of said corporation.

                                    _____________

Notary Public

     ADDENDUM "A"

     TENANT OPTION TO PURCHASE FACILITY AND LEASE LAND

1.     First Option

Landlord grants to Tenant an option to purchase the 60,000 square foot building (the "Building") leased to Tenant and lease the 30 acres parcel of land upon which the Building is located ("Lot 21"). Tenant shall have this right to exercise this option by written notice to Landlord only during the six-month period commencing with the fourth quarter of the third year of the term of this Lease (on or about August 1, 1998) and expiring at the end of the first quarter of the fourth year of the Lease term (on or about January 31, 1999).

If Tenant exercises this option, Tenant will pay Landlord at closing $80,000 per acre for Tenant's lease of the land for a term of 40 years, and Landlord's total project costs plus 10% of such costs for Tenant's purchase of the Building. Landlord's total project costs shall include but not be limited to all construction costs (labor, materials, etc.) and all soft costs (design, engineering, building financing and interest, etc.).

2.     Second Option

If Tenant does not exercise its first option set forth in paragraph 1 above, Tenant shall have an option, for the remainder of any Lease term, to purchase the Building and lease Lot 21, or the remainder of Lot 21 if a portion of Lot 21 is developed by Landlord or Tenant pursuant to paragraph 4 below, by giving Landlord 60 days written notice of Tenant's exercise of the option and agreeing upon the cost based upon fair market value at an appropriate discount by good faith negotiation between the parties when Tenant exercises the option. Landlord and Tenant shall enter into such future purchase negotiations with the same principles of cooperation and consideration as demonstrated in the preparation of this Lease Agreement and with due consideration of MapInfo's development and growth objectives.

Rensselaer Polytechnic Institute will not sell the building and the land of Lot 21 to any other party during any Lease term without giving MapInfo a right-of-first-refusal.

3.     Development of Lot 21

At any time after the "first option" (see Paragraph 1 above), Landlord shall have the right to further develop Lot 21 for the purpose of leasing space in the building to a tenant or tenants, or to lease to a tenant the remainder or a portion of the remainder of Lot 21 not leased by Tenant; provided, however, that Tenant shall have a right-of-first-refusal to lease the land at its then fair market value as determined by an agreed upon appraisal process all or a portion of the land included in Lot 21 not already leased by Tenant.

4.     Ground Lease

     A.     If Tenant exercises its option to purchase the Building pursuant to paragraphs "1" or "2" of this Addendum, Tenant will purchase the Building subject to the terms and conditions of a Ground Lease of Lot 21, or a portion of Lot 21 should Landlord and Tenant agree.

     B.     The ground lease shall be in the form of Landlord's standard ground lease (the "standard ground lease") with changes to the terms of the standard ground lease to accommodate the fact that the Building will already have been constructed, including but not limited to the following changes:

          1.     All references in the standard ground lease to "Improvements" will be changed to accommodate the existence of the Building when the ground lease is executed;

          2.     Landlord will repair, at Landlord's sole cost, all defects of the Building and its mechanical systems caused by Landlord, before Tenant purchases the Building;

          3.     All of Landlord's responsibilities set forth in the standard ground lease will remain Landlord's responsibilities until Tenant exercises its purchase option; and

          4.     The existing ground leases between Landlord and NYNEX, Metropolitan Life Insurance Company, and Virogenetics can be the basis for negotiations of the ground lease between Landlord and Tenant.

     C.     Landlord and Tenant agree that any ground lease between Landlord and Tenant for land on Lot 21 will contain the following terms:

          1.     If Landlord offers to sell the land or the Building after the "first option" expires, Tenant shall have a right-of-first-refusal to buy the land or Building on the same terms and conditions otherwise available to Landlord;

          2.     Tenant shall have two options to renew the ground lease for 2 ten-year terms beyond the initial 40-year lease term; the basis for such terms shall be fair market value.

          3.     Tenant shall be released from the terms of the ground lease upon an assignment of Tenant's interests and obligations to a responsible third party.

     ADDENDUM "B"

     TENANT'S RENEWAL AND EXPANSION OPTIONS

RENEWAL: There shall be two five-year renewal options commencing approximately November 1, 2005 and November 1, 2010 respectively; rate to be negotiated three months prior to the options' commencement.

EXPANSION: Should Tenant decide not to exercise its option to purchase premises and lease land, and if Tenant and Landlord agree to expand premises in a way consistent with the development concept (as attached hereto as Exhibit "B") during the term of this Lease, the term of this Lease Agreement shall automatically be extended to coincide with the new Lease term for the expanded premises.

REPRESENTATIONS: Landlord represents that the Premises including all of Lot 21 is sufficient to build a total of at least 300,000 square feet of office space. If the lack of regulatory approval precludes development of the site of up to 300,000 square feet of office space, then Tenant may terminate this Lease without penalty on sixty (60) days written notice to Landlord.

Landlord further represents that it will use its best efforts to obtain all required regulatory approvals to enable Landlord or Tenant to expand the Premises consistent with the three (3) phase Seleman design concept.

     ADDENDUM "C"

     DESCRIPTION OF PREMISES/SUMMARY OF PROJECT SCOPE

The building shall be one story 60,000 square feet and must represent a high corporate and technology image at the outside facade, the entryway and public reception and public business area. Behind the public facade, the decor must be comfortable and of lasting quality, comparable to MapInfo I, with as much natural lighting as possible. The HVAC system must be one of the better rated for efficiency and zoned for comfort. The electric power must be clean and sufficient enough for Tenant's high tech environment. The building should be constructed with high quality and low maintenance in mind. Tenant shall be involved in all aspects of the design of the exterior facade, the interior layout, and the choice of mechanical features. Rensselaer Technology Park's architects will provide additional design ideas, and will show actual samples of materials proposed for Tenant's review and choice. Copies of all final floor plans, building design blueprints and specs will be given to Tenant at no additional cost.

Landlord has established a construction budget not to exceed a cost of $70.00 per square foot.

     ADDENDUM "D"

     AGREEMENT REGARDING DESIGN AND OPERATIONS MANUAL

If and when Tenant and Landlord enter into a Ground Lease each party agrees to abide by Tenant's requests concerning the Design and Operations Manual. These requests were made in the Letter of Intent dated January 22, 1993 signed by authorized representatives of Rensselaer Polytechnic Institute and MapInfo Corporation, and incorporated as Addendum "E" in the Lease Agreement dated August 1, 1993 between MapInfo Corporation and Rensselaer Polytechnic Institute for the lease of One Global View. The following is the excerpt pertaining to the Design and Operations Manual:

     "3. Review of the Design and Operations Manual

     - Since Rensselaer Polytechnic Institute will be designing and building this facility, it must follow the regulations and requirements contained within the Design and Operations Manual, or waive the same regulations and requirements, and give MapInfo Corporation written proof at the signing of the Lease that all regulations and requirements have been met or waived. This is in the event that MapInfo chooses to exercise the purchase option during any of the second through ninth years, in order to demonstrate that all requirements have been pre-approved for the facility.

     - Section 3.07 - Signage comments are the same as in the Standard Lease.

     - Landlord, while under lease contract with MapInfo, will be responsible for items 3.10 Maintenance, Refuse or Trash, 3.11 Landscaping, and 3.13 Solid Waste Disposal, and for snow removal, exterior maintenance of the building structure and grounds, etc.

     - Section 4.02 - These submissions will be made by Rensselaer Polytechnic Institute, and must be approved by MapInfo prior to signing a final Lease.

     - Section 4.06 - MapInfo cannot afford to wait 6 months for design approval by Rensselaer Polytechnic Institute. If approval cannot be made within 30 days, MapInfo must be able to drop negotiations, or must have a general concept approval prior to signing a Lease.

     - Section 4.09 - Inspection may be made with reasonable notice.

     - Section 4.10 - As previously stated, Rensselaer Polytechnic Institute must provide to MapInfo, free of charge, one complete set of 'as-built' drawings. We would like these plans both in hard copy and in electronic digital form.

     - Section 6.01 - The Declaration of Uses and Restrictions is to be for the same period as prior Declarations for other tenants. If only 40 years remain on some, then MapInfo's should state 40 years rather than 50. The extensions should remain the same.

     - Parking - Rensselaer Polytechnic Institute will ultimately provide 285 parking spaces when the building reaches its maximum size of approximately 60,000 sq.ft. Upon exercising its purchase option, MapInfo will receive written proof from Rensselaer Polytechnic Institute that all requirements for setback, subdivision, screening, spacing, etc. have been satisfied or waived."

     SCHEDULE "A"

     MapInfo Corporation

     Global View, Building II

     60,000 Square Feet

11/1/95 -10/31/96 Rate Annually Monthly in Advance

Base Rent                    $11.19               $671,400                    $ 55,950

Additional Rent          1.50               90,000                    7,500

11/1/96 -10/31/97 Rate Annually Monthly in Advance

Base Rent      $11.19               $671,400                    $ 55,950

Additional Rent      To be based on actual costs for fiscal year 1995-96

11/1/97 -10/31/98 Rate Annually Monthly in Advance

Base Rent           $11.19               $671,400                    $ 55,950

Additional Rent      To be based on actual costs for fiscal year 1996-97

11/1/98 -10/31/99 Rate Annually Monthly in Advance

Base Rent      $11.38               $682,800                    $ 56,900

Additional Rent      To be based on actual costs for fiscal year 1997-98

11/1/99 -10/31/2000 Rate Annually Monthly in Advance

Base Rent      $11.38               $682,800                    $ 56,900

Additional Rent      To be based on actual costs for fiscal year 1998-99

11/1/2000 -10/31/01 Rate Annually Monthly in Advance

Base Rent      $11.38               $682,800                    $ 56,900

Additional Rent      To be based on actual costs for fiscal year 1999-2000

11/1/2001 -10/31/02 Rate Annually Monthly in Advance

Base Rent      $11.38               $682,800                    $ 56,900

Additional Rent      To be based on actual costs for fiscal year 2000-2001

11/1/2002 -10/31/03 Rate Annually Monthly in Advance

Base Rent      $11.38               $682,800                    $ 56,900

Additional Rent      To be based on actual costs for fiscal year 2001-2002

11/1/2003 -10/31/04 Rate Annually Monthly in Advance

Base Rent      $11.38               $682,800                    $ 56,900

Additional Rent      To be based on actual costs for fiscal year 2002-03

11/1/2004 -10/31/05      Rate      Annually      Monthly in Advance

Base Rent                     $11.38               $682,800                    $ 56,900

Additional Rent      To be based on actual costs for fiscal year                      2003-04

AMENDMENT TO LEASE AGREEMENT

This Amendment to Lease Agreement (the "Amendment") is made as of March 1, 1996 between Rensselaer Polytechnic Institute ("Landlord") and Maplnfo Corporation ("Tenant").

RECITALS

1. Landlord and Tenant previously entered into a Lease Agreement in 1995 (the "Lease"), executed by Landlord on January 13, 1995 and by Tenant on January 10, 1995 pursuant to which Landlord leased to Tenant 60,000 square feet of premises known as Two Global View in the Rensselaer Technology Park.

2. Said Lease Agreement was executed in anticipation of the construction of a building with a targeted occupancy date of November 1, 1995. The actual occupancy date occurred in early 1996.

3. Landlord and Tenant now desire to change certain terms of the Lease pursuant to paragraph "31" thereof as more particularly set forth in this Amendment to Lease Agreement.

NOW THEREFORE, in consideration of the foregoing recitals Landlord and Tenant agree as follows:

1. Paragraph "2" of the Lease is amended to provide that the Lease term shall remain ten years and commence on March 1, 1996 in conformance with the full occupancy of premises. The lease shall conclude on February 28, 2006.

2. Paragraph "3" of the Lease is amended to provide that the rent schedule and additional rent schedule from March 1, 1996 through February 28, 2006, the end of the Lease term, shall be as set forth in the Schedule "B" attached to this Amendment to Lease Agreement. All "per month" payments of base rent and additional rent set forth in Schedule "B" shall be payable in advance on the first day of each month to which the payment applies.

3. The first paragraph of Section "1" of Addendum'"A", "Tenant Option to Purchase Facility" is amended to read as follows:

First Option

Landlord grants to Tenant an option to purchase the 60.000 square foot building (the "Building") leased to Tenant and lease the 30 acre parcel of land upon which the Building is located

("lot 21"). Tenant shall have the right to exercise this Option by written notice to Landlord only during the six month period commencing with the fourth quarter of the third year of the term of this Lease (on or about December 1, 1998) and expiring at the end of the first quarter of the fourth year of the Lease term (on or about May 31, 1999).

4. Landlord and Tenant hereby confirm and ratify all other provisions of the Lease except those provisions explicitly changed hereby.

5. Insofar as any provision of this Amendment to Lease Agreement is inconsistent with any provision of the Lease, the provisions of this Amendment to Lease Agreement control and render any inconsistent provisions of no force and effect.

6. In all other respects the Lease remains unchanged and in full force and effect.

7. Executed counterparts of this Amendment to Lease Agreement have been delivered to Landlord and Tenant.

In witness whereof Landlord and Tenant have executed and acknowledged this Amendment to Lease Agreement on the dates hereinafter set forth.

TENANT

Maplnfo Corporation

/s/ D. Joseph Gersuk

Position: VP/CFO

Dated 3/13/96

LANDLORD Rensselaer Polytechnic Institute

By: Paul Lawler

Position: Vice President. Finance

Dated: 5-6-96

By: M. Wacholder

Position: Director. Rensselaer Technology Park

Dated: 4-11-96

STATE OF NEW YORK ) COUNTY OF ) ss.:

On this 8th day of May ,1996 before me personally came to me known, who being by me duly sworn, did depose and say that (s)he resides at that (s)he is the of

the corporation described in and which executed the above instrument; and that (s)he signed

(her)his name thereto by order of the Board of Directors of said corporation.

Notary Public

STATE OF NEW YORK ) COUNTY OF RENSSELAER ) ss.:

On this 8th day of May, 1996 before me personally came

Paul Lawler

to me known, who being by me duly sworn, did depose and say that (s)he resides at

Stonehouse Hill, Coeymans, NY

that (s)he is the VP of Finance of Rensselaer Polytechnic Institute, the corporation described in, and which executed the above instrument; and that (s)he signed (her)his name thereto by order of the Board of Directors of said corporation.

/s/ Anne M. Kerwin

Notary Public

ANNE M KERWIN Notary Public-. State of New York No 4757485 Qualified in Rensselaer County Commission Expires July 31, 1996

STATE OF NEW YORK ) COUNTY OF RENSSELAER ) ss.:

On this 11th day of April .1996 before me personally came

to me known, who being by me duly sworn, did depose and say that (s)he resides at Huntingon Ct. East Greenbush, NY that (s)he is the Director of Rennsselaer Technology Park/Rensselaer Polytechnic Institute, the corporation described in, and which executed the above instrument; and that (s)he signed (her)his name thereto by order of the Board of Directors of said corporation.

/s/ Anne M. Kerwin

Notary Public

ANNE M KERWIN Notary Public-. State of New York No 4757485 Qualified in Rensselaer County Commission Expires July 31, 1996

SCHEDULE"B"

Maplnfo Coloration Global View, Building II 60,000 Square Feet

3/1/96 -2/28/97

Base Rent Additional Rent

Rate     Annually     Monthly in Advance

$11.19     $671,400     $55,950

1.50     90.000     7.500

3/1/97 -2/28/98

Base Rent Additional Rent

Rate     Annually     Monthly in Advance

$11.19 $671,400 $55.950 To be based on actual costs for fiscal year 1996-97

3/1/9R -2/28/99

Base Rent Additional Rent

Rate     Annually     Monthly in Advance

$11.19 $671,400 $55.950 To be based on actual costs for fiscal year 1997-98

3/1/99 -2/28/2000

Base Rent Additional Rent

Rate     Annually     Monthly in Advance

$11.38 $682,800 $56,900 To be based on actual costs for fiscal year 1998-99

3/1/2000 -2/28/2001

Base Rent Additional Rent

Rate     Annually     Monthly in Advance

$11.38 $682,800 $56,900 To be based on actual costs for fiscal year 1999-2000

3/1/2001 -2/28/2002

Base Rent Additional Rent

Rate     Annually     Monthly in Advance

$11.38 $682,800 $56,900 To be based on actual costs for fiscal year 2000-2001

3/1/2002 -2/28/2003

Base Rent Additional Rent

Rate     Annually     Monthly in Advance

$11.38 $682,800 $56,900 To be based on actual costs for fiscal year 2001-2002

/1/2003 -2/28/2004

Base Rent Additional Rent

3/1/2004 -2/28/2005

Base Rent Additional Rent

3/1/2005 -2/28/2006

Base Rent Additional Rent

Rate Annually Monthly in Advance

S11.38 $682,800 $56,900 To be based on actual costs for fiscal year

2002-2003

Rate Annually Monthly in Advance

$11.38 $682,800 $56,900 To be based on actual costs for fiscal year

2003-2004

Rate Annually Monthly in Advance

$11.38 $682,800 $56,900 To be based on actual costs for fiscal year

2004-2005